CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Prospectus/Proxy of First Investors Fund For Income, Inc. and to the incorporation by reference of our report dated October 29, 1999 on the financial statements and financial highlights of First Investors Fund For Income, Inc.






                                    /s/ Tait, Weller & Baker
                                    TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 4, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Prospectus/Proxy of First Investors High Yield Fund, Inc. and to the incorporation by reference of our report dated October 29, 1999 on the financial statements and financial highlights of First Investors High Yield Fund, Inc.






                                    /s/ Tait, Weller & Baker
                                    TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 4, 2000